EXHIBIT INDEX

(11) Opinion and consent of counsel as to the legality of the securities being registered.

(16)(a) Directors'/Trustees' Power of Attorney to sign amendments to this Registration Statement, dated January 7, 2004.

(17)(d)   Prospectus, dated July 30, 2003, for AXP Partners Select Value Fund.

(17)(e) Statement of Additional Information, dated July 30, 2003, for AXP Partners Select Value Fund.

(17)(h)   Prospectus, dated Nov. 28, 2003, for AXP Progressive Fund.

(17)(i) Statement of Additional Information, dated Nov. 28, 2003, for AXP Progressive Fund.

(17)(k) Prospectus Supplement, dated Jan. 20, 2004, for AXP Partners Select Value Fund and AXP Progressive Fund.

(17)(l) Prospectus Supplement, dated Sept. 4, 2003 for AXP Partners Select Value Fund.